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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to the use of our reports on the Belco Oil & Gas Corp. financial statements (and to all references to our firm) included in or made a part of this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Dallas, Texas,
January 18, 2002